Assured Guaranty Ltd. Reports Results for Fourth Quarter 2016 and Full Year 2016

•
Net income was $197 million, or $1.49 per share, for fourth quarter 2016, compared with $429 million, or $3.03 per share, for fourth quarter 2015. Net income for FY 2016 was $881 million, or $6.56 per share, compared with FY 2015 net income of $1,056 million, or $7.08 per share.

•
Operating income[1] (a non-GAAP measure) was $139 million, or $1.05 per share, for fourth quarter 2016, which includes, for the first time, a $16 million, or $0.12 per share, gain related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation). Operating income[1] was $130 million, or $0.92 per share, for fourth quarter 2015, which was revised to include a $13 million, or $0.09 per share, gain related to FG VIE consolidation.

•
Operating income[1] for FY 2016 was $895 million, or $6.68 per share, which now includes a $12 million, or $0.10 per share, gain related to FG VIE consolidation. Operating income[1] for FY 2015 was $710 million, or $4.76 per share, which was revised to include an $11 million, or $0.07 per share, gain related to FG VIE consolidation.

•
Non-GAAP operating shareholders' equity[1] per share and non-GAAP adjusted book value[1] per share reached $49.89 and $66.46, respectively. These amounts now include net losses related to FG VIE consolidation of $0.06 per share on non-GAAP operating shareholder's equity, and $0.18 per share on non-GAAP adjusted book value.

•
Share repurchases totaled $116 million, or 3.3 million shares, in fourth quarter 2016, and $306 million, or 10.7 million shares, in FY 2016. On February 22, 2017, the Board of Directors authorized an additional $300 million of share repurchases.

Hamilton, Bermuda, February 23, 2017 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended December 31, 2016 (fourth quarter 2016) and the year ended December 31, 2016 (FY 2016).

1 Starting in fourth quarter 2016, based on the U.S. Securities and Exchange Commission (the SEC) 2016 Compliance and Disclosure Interpretations on non-GAAP financial measures, the Company will no longer adjust for FG VIE consolidation in its non-GAAP financial measures. The comparable non-GAAP financial measures for prior periods have been updated to reflect the revised calculation. The Company has separately disclosed the effect of FG VIE consolidation that is now included in its non-GAAP financial measures. Please see “Explanation of Non-GAAP Financial Measures.” When a financial measure is described as "operating," it is a non-GAAP financial measure.

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$197	$429	$881	$1,056
Operating income(1)	139	130	895	710
Gain (loss) related to FG VIE consolidation included in operating income	16	13	12	11

Net income per diluted share	$1.49	$3.03	$6.56	$7.08
Operating income(1) per diluted share	1.05	0.92	6.68	4.76
Gain (loss) related to FG VIE consolidation included in operating income per diluted share	0.12	0.09	0.10	0.07

Diluted shares(2)	131.7	141.5	134.1	149.0

Gross written premiums (GWP)	$83	$87	$154	$181
PVP(1)	85	76	214	179
Gross par written	5,643	4,344	17,854	17,336

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	December 31, 2016		December 31, 2015
	Amount	Per Share	Amount	Per Share
Shareholders' equity	$6,504	$50.82	$6,063	$43.96
Non-GAAP operating shareholders' equity(1)	6,386	49.89	5,925	42.96
Non-GAAP adjusted book value(1)	8,506	66.46	8,396	60.87
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	(7)	(0.06)	(21)	(0.15)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(24)	(0.18)	(43)	(0.31)

Common shares outstanding	128.0		137.9
________________________________________________

(1)
Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed in “Explanation of Non-GAAP Financial Measures.”

(2)	Diluted shares for generally accepted accounting principles (GAAP) net income and non-GAAP operating income were the same.

“By effectively executing our core strategies of new business production, capital management, acquisitions and loss mitigation, Assured Guaranty achieved outstanding results in 2016. We achieved strong GAAP results, as well as setting new highs in key metrics our management uses to measure success, including operating income, non-GAAP operating shareholders’ equity per share and non-GAAP adjusted book value per share,” said Dominic Frederico, President and CEO.

“We continued to lead the U.S. municipal bond insurance industry in both par and number of transactions insured,” he added, “and, when combined with contributions from our international infrastructure and structured finance businesses, where we are the only bond insurer that continues to serve these markets, we produced the most new business in five years, even as interest rates reached historic lows.”

Fourth Quarter Results

GAAP Financial Information

Net income for fourth quarter 2016 was $197 million, compared with net income of $429 million for the three-month period ended December 31, 2015 (fourth quarter 2015). The decrease was primarily attributable to lower fair value gains on credit derivatives, offset in part by higher net earned premiums.

Except for credit impairment, the fair value adjustments of credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of the portfolio. Fair value gains on credit derivatives were $74 million in fourth quarter 2016, and were generated primarily by the run-off of credit derivative par and price improvements on the underlying collateral. Fair value gains on credit derivatives in fourth quarter 2015 were $428 million, mainly driven by the settlement and termination of several credit derivative transactions, as well as the termination of credit derivatives referencing a distressed middle-market collateralized loan obligation and a commercial mortgage-backed securitization.

Net earned premiums were $236 million in fourth quarter 2016, compared with $192 million in fourth quarter 2015. The increase is due primarily to higher accelerations, which offset the lower scheduled net earned premiums due to the amortization of the legacy book of business.

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	December 31,
	2016	2015
Revenues:
Net earned premiums	$236	$192
Net investment income	117	112
Net realized investment gains (losses)	(24)	(6)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(18)	(53)
Net unrealized gains (losses)	92	481
Net change in fair value of credit derivatives	74	428
Fair value gains (losses) on committed capital securities (CCS)	50	17
Fair value gains (losses) on FG VIEs	27	38
Other income (loss)	(10)	(6)
Total revenues	470	775

Expenses:
Loss and loss adjustment expenses (LAE)	112	106
Amortization of deferred acquisition costs	5	5
Interest expense	25	25
Other operating expenses	57	55
Total expenses	199	191

Income (loss) before income taxes	271	584
Provision (benefit) for income taxes	74	155
Net income (loss)	$197	$429

Economic Loss Development

Economic loss development in fourth quarter 2016 was $102 million, primarily related to an increase in Puerto Rico expected losses and a reduction in excess spread on certain first-lien U.S. residential mortgage-backed securities (RMBS) exposures, which were partially offset by a $94 million benefit due to an increase in discount rates.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of September 30, 2016	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2016

Public finance	$854	$53	$(3)	$904
U.S. RMBS:
Before representations and warranties (R&W) payable (recoverable)	111	85	4	200
R&W payable (recoverable)(2)	37	(37)	6	6
U.S. RMBS	148	48	10	206
Other structured finance	88	1	(1)	88
Total	$1,090	$102	$6	$1,198
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

(2)
The Company’s agreements with R&W providers generally provide that, as the Company makes claim payments, the R&W providers reimburse it for those claims; if the Company later receives reimbursement through the transaction (for example, from excess spread), the Company repays the R&W providers. When the Company projects receiving more reimbursements in the future than it projects paying in claims on transactions covered by R&W settlement agreements, the Company will have a net R&W payable.

New Business Production

New Business Production
(in millions)

	Quarter Ended December 31,
	2016			2015
	GWP	PVP(1)	Gross Par Written	GWP	PVP(1)	Gross Par Written

Public finance - U.S.	$70	$72	$5,465	$42	$45	$3,652
Public finance - non-U.S.	9	9	107	43	27	567
Structured finance - U.S.	4	3	47	4	3	66
Structured finance - non-U.S.	0	1	24	(2)	1	59
Total	$83	$85	$5,643	$87	$76	$4,344
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

GWP include amounts collected upfront on new business written as well as the present value of future premiums discounted at risk free rates on new business written, and the effects of changes in the estimated lives of transactions in the inforce book of business. In fourth quarter 2016, GWP decreased 5% to $83 million compared with $87 million in fourth quarter 2015, due primarily to lower non-U.S public finance GWP which have long lead times and vary in volume from period to period, offset in part by higher U.S. public finance GWP in the secondary market.

The increase in PVP was attributable primarily to a 60% increase in the U.S. public finance sector, compared with fourth quarter 2015. The increase in the U.S. public finance sector was due primarily to secondary market PVP. During fourth quarter 2016, Assured Guaranty once again guaranteed the majority of insured par issued. The average rating of new business written in the U.S. public finance sector in fourth quarter 2016 was A-.

Other Non-GAAP Financial Measures

Operating income was $139 million in fourth quarter 2016, compared with operating income of $130 million in fourth quarter 2015. The increase in operating income was due primarily to higher premium accelerations, which were offset, in part, by scheduled lower credit derivative revenues. The FG VIE consolidation included in operating income were gains of $16 million and $13 million in fourth quarter 2016 and 2015, respectively. As discussed in "Explanation of Non-GAAP Financial Measures," in fourth quarter 2016, the Company revised its calculation of non-GAAP measures, in response to the SEC's May 17, 2016 release of updated Compliance and Disclosure Interpretations of the rules and regulations on the use of non-GAAP financial measures (the May 2016 C&DIs), to include FG VIE consolidation in its non-GAAP measures.

Year-to-Date Results

GAAP Financial Information

Net income was $881 million for FY 2016, compared with $1,056 million for the year ended December 31, 2015 (FY 2015). The decrease was attributable primarily to lower fair value gains on credit derivatives, offset in part by higher net earned premiums and lower loss and LAE.

Fair value gains on credit derivatives were $98 million in FY 2016, and were generated primarily as a result of credit derivative terminations in the U.S. RMBS and other sectors, run-off of credit derivative par, and price improvements on the underlying collateral. Fair value gains on credit derivatives in FY 2015 were $728 million, mainly driven by the settlement and termination of several credit derivative transactions.

Net earned premiums were $864 million in FY 2016, compared with $766 million in FY 2015. The increase is due primarily to accelerations of net earned premiums, which offset lower scheduled net earned premiums due to the amortization of the legacy book of business.

Loss and LAE expense was $295 million in FY 2016, compared with $424 million in FY 2015. The expense in both FY 2016 and FY 2015 was due primarily to changes in loss reserves on certain Puerto Rico exposures.

Consolidated Statements of Operations (unaudited)
(in millions)

	Year Ended
	December 31,
	2016	2015
Revenues:
Net earned premiums	$864	$766
Net investment income	408	423
Net realized investment gains (losses)	(29)	(26)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	29	(18)
Net unrealized gains (losses)	69	746
Net change in fair value of credit derivatives	98	728
Fair value gains (losses) on CCS	0	27
Fair value gains (losses) on FG VIEs	38	38
Bargain purchase gain and settlement of pre-existing relationships	259	214
Other income (loss)	39	37
Total revenues	1,677	2,207

Expenses:
Loss and LAE	295	424
Amortization of deferred acquisition costs	18	20
Interest expense	102	101
Other operating expenses	245	231
Total expenses	660	776

Income (loss) before income taxes	1,017	1,431
Provision (benefit) for income taxes	136	375
Net income (loss)	$881	$1,056

Economic Loss Development

Economic loss development for FY 2016 was $139 million, related primarily to the increase in Puerto Rico expected losses, partially offset by benefits recognized as a result of loss mitigation strategies including the acceleration of claim payments as a means of mitigating future losses on certain Alt-A transactions and the purchase of insured bonds.

Roll Forward of Net Expected Loss to be Paid
(in millions)

	Net Expected Loss to be Paid (Recovered) as of December 31, 2015	Net Expected Loss to be Paid (Recovered) on CIFG Portfolio as of July 1, 2016	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2016

Public finance	$809	$42	$269	$(216)	$904
U.S. RMBS:
Before R&W payable (recoverable)	488	(1)	(108)	(179)	200
R&W payable (recoverable)	(79)	(21)	17	89	6
U.S. RMBS	409	(22)	(91)	(90)	206
Other structured finance	173	2	(39)	(48)	88
Total	$1,391	$22	$139	$(354)	$1,198

New Business Production

New Business Production
(in millions)

	Year Ended December 31,
	2016			2015
	GWP	PVP(1)	Gross Par Written	GWP	PVP(1)	Gross Par Written

Public finance - U.S.	$142	$161	$16,039	$119	$124	$16,377
Public finance - non - U.S.	15	25	677	41	27	567
Structured finance - U.S.	(1)	27	1,114	23	22	327
Structured finance - non-U.S.	(2)	1	24	(2)	6	65
Total	$154	$214	$17,854	$181	$179	$17,336
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

In FY 2016, GWP decreased 15% compared with FY 2015 due primarily to a decline in GWP in U.S. structured finance and non-U.S. public finance, partially offset by an increase in U.S. public finance new business.

In FY 2016, PVP increased by approximately 20%, to $214 million, compared with FY 2015, primarily due to an increase in secondary market U.S. public finance new business.

Other Non-GAAP Financial Measures

Operating income for FY 2016 was $895 million, compared with operating income for FY 2015 of $710 million. The increase in operating income was primarily due to lower operating loss and LAE and higher premium accelerations. This was offset in part by lower credit derivative revenues. The FG VIE consolidation included in operating income were gains of $12 million and $11 million, in FY 2016 and 2015, respectively. As discussed in "Explanation of Non-GAAP Financial Measures," in fourth quarter 2016, the Company revised its calculation of non-GAAP measures in response to the May 2016 C&DIs, to now include FG VIE consolidation in its non-GAAP measures.

On a per-share basis, shareholders' equity, non-GAAP operating shareholders' equity and non-GAAP adjusted book value increased due to the benefit of the acquisition of CIFG Holding Inc. and recurring income, as well as the accretive effect of the share repurchase program that has been in effect since January of 2013.

Common Share Repurchases

Summary of 2016 Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2016 (January 1 - March 31)	$75	3.0	$24.69
2016 (April 1 - June 30)	60	2.3	25.73
2016 (July 1 - September 30)	55	2.1	26.83
2016 (October 1 - December 31)	116	3.3	35.09
2016	306	10.7	28.53
2017 (January 1 - February 23)	142	3.6	39.65

From 2013 through February 23, 2017, the Company repurchased 72.2 million common shares, representing 37% of the total shares outstanding at the beginning of the repurchase program in 2013. On February 22, 2017, the Board of Directors (the Board) authorized an additional $300 million in share repurchases bringing the remaining authorization to $407 million. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its share repurchases is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board at any time. It does not have an expiration date.

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	December 31, 2016	December 31, 2015
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,233	$10,627
Short-term investments, at fair value	590	396
Other invested assets	162	169
Total investment portfolio	10,985	11,192

Cash	118	166
Premiums receivable, net of commissions payable	576	693
Ceded unearned premium reserve	206	232
Deferred acquisition costs	106	114
Reinsurance recoverable on unpaid losses	80	69
Salvage and subrogation recoverable	365	126
Credit derivative assets	13	81
Deferred tax asset, net	497	276
Current income tax receivable	12	40
FG VIE assets, at fair value	876	1,261
Other assets	317	294
Total assets	$14,151	$14,544

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,511	$3,996
Loss and LAE reserve	1,127	1,067
Reinsurance balances payable, net	64	51
Long-term debt	1,306	1,300
Credit derivative liabilities	402	446
FG VIE liabilities with recourse, at fair value	807	1,225
FG VIE liabilities without recourse, at fair value	151	124
Other liabilities	279	272
Total liabilities	7,647	8,481

Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,060	1,342
Retained earnings	5,289	4,478
Accumulated other comprehensive income	149	237
Deferred equity compensation	5	5
Total shareholders' equity	6,504	6,063
Total liabilities and shareholders' equity	$14,151	$14,544

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of Assured Guaranty. Beginning in fourth quarter 2016, the Company’s publicly disclosed non-GAAP financial measures are different from the financial measures used by management in its decision making process and in its calculation of certain components of management compensation (core financial measures). The Company had previously excluded the effect of consolidating FG VIEs (FG VIE consolidation) in its calculation of its non-GAAP financial measures of operating income, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value. Starting in fourth quarter 2016, based on the May 2016 C&DIs, the Company will no longer adjust for FG VIE consolidation. However, wherever possible, the Company has separately disclosed the effect of FG VIE consolidation that is included in its non-GAAP financial measures. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation.

Management and the Board use core financial measures, which are based on non-GAAP financial measures adjusted to remove FG VIE consolidation, as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company removes FG VIE consolidation in its core financial measures because, although GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. By disclosing non-GAAP financial measures, along with FG VIE consolidation, the Company gives investors, analysts and financial news reporters access to information that management and the Board review internally. Assured Guaranty believes its presentation of non-GAAP financial measures and FG VIE consolidation provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted for FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted for FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that are used to help determine compensation are: (1) operating income, adjusted for FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted for FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation, and (4) PVP.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Operating Income

Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results and financial conditions of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)	Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Summary Reconciliation of
GAAP Net Income to Operating Income (1)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss)	$197	$429	$881	$1,056
Less pre-tax adjustments:
Realized gains (losses) on investments	(24)	(5)	(30)	(27)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	68	400	36	505
Fair value gains (losses) on CCS	50	17	0	27
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(12)	(5)	(33)	(15)
Total pre-tax adjustments	82	407	(27)	490
Less tax effect on pre-tax adjustments	(24)	(108)	13	(144)
Operating income	$139	$130	$895	$710

Gain (loss) related to FG VIE consolidation (net of tax provision of $9, $7, $7 and $4) included in operating income	$16	$13	$12	$11
________________________________________________

(1)
The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed above.

Operating Income Adjustments and Effect of FG VIE Consolidation
(in millions)

	Quarter Ended December 31, 2016		Quarter Ended December 31, 2015
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(4)	$—	$(5)
Net investment income	—	(1)	2	(23)
Net realized investment gains (losses)	(24)	—	(6)	—
Net change in fair value of credit derivatives	64	—	301	—
Fair value gains (losses) on CCS	50	—	17	—
Fair value gains (losses) on FG VIEs	—	27	—	38
Other income (loss)	(13)	0	(4)	0
Total revenue adjustments	77	22	310	10
Adjustments to expenses:
Loss expense	(5)	(3)	(98)	(10)
Other operating expenses	—	—	1	—
Total expense adjustments	(5)	(3)	(97)	(10)
Pre-tax adjustments	82	25	407	20
Tax effect of adjustments	24	9	108	7
After-tax adjustments	$58	$16	$299	$13
________________________________________________

(1)	The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

Operating Income Adjustments and Effect of FG VIE Consolidation
(in millions)

	Year Ended December 31, 2016		Year Ended December 31, 2015
	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(16)	$—	$(21)
Net investment income	8	(10)	7	(32)
Net realized investment gains (losses)	(29)	—	(26)	—
Net change in fair value of credit derivatives	49	—	512	—
Fair value gains (losses) on CCS	0	—	27	—
Fair value gains (losses) on FG VIEs	—	38	—	38
Bargain purchase gain and settlement of pre-existing relationships	—	—	(37)	2
Other income (loss)	(34)	0	(13)	0
Total revenue adjustments	(6)	12	470	(13)
Adjustments to expenses:
Loss expense	20	(7)	(22)	(28)
Other operating expenses	1	—	2	—
Total expense adjustments	21	(7)	(20)	(28)
Pre-tax adjustments	(27)	19	490	15
Tax effect of adjustments	(13)	7	144	4
After-tax adjustments	$(14)	$12	$346	$11
________________________________________________

(1)	The "Operating Income Adjustments" column represents the amounts recorded in the consolidated statements of operations that the Company removes to arrive at operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value

Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2)
Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

 4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share adjusted for FG VIE consolidation (core adjusted book value) is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that this is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1)	Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax asset or liability related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity to
Non-GAAP Operating Shareholders' Equity (1) and Non-GAAP Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	December 31, 2016	December 31, 2015

Shareholders' equity	$6,504	$6,063
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(189)	(241)
Fair value gains (losses) on CCS	62	62
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	316	373
Less taxes	(71)	(56)
Non-GAAP operating shareholders' equity	6,386	5,925
Pre-tax adjustments:
Less: Deferred acquisition costs	106	114
Plus: Net present value of estimated net future credit derivative revenue	136	169
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,922	3,384
Plus taxes	(832)	(968)
Non-GAAP adjusted book value	$8,506	$8,396

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax benefit of $4 and $11)	$(7)	$(21)
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $12 and $22)	$(24)	$(43)

Shares outstanding at the end of the period	128.0	137.9

Per share:
Shareholders' equity	$50.82	$43.96
Non-GAAP operating shareholders' equity	49.89	42.96
Non-GAAP adjusted book value	66.46	60.87
________________________________________________

(1)
The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. The prior-year non-GAAP financial measures have been updated to reflect the revised calculation as discussed above.

Net Present Value of Estimated Net Future Credit Derivative Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP(1)
(in millions)

	Quarter Ended
	December 31, 2016
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$70	$9	$4	$0	$83
Less: Installment GWP and other GAAP adjustments(2)	(2)	9	1	0	8
Plus: Financial guaranty installment premium PVP	—	9	0	1	10
Plus: PVP of non-financial guaranty insurance	—	—	0	—	0
PVP	$72	$9	$3	$1	$85

	Quarter Ended
	December 31, 2015
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$42	$43	$4	$(2)	$87
Less: Installment GWP and other GAAP adjustments(2)	(3)	43	2	(2)	40
Plus: Financial guaranty installment premium PVP	—	27	1	1	29
Plus: PVP of non-financial guaranty insurance	—	—	0	—	0
PVP	$45	$27	$3	$1	$76

	Year Ended
	December 31, 2016
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$142	$15	$(1)	$(2)	$154
Less: Installment GWP and other GAAP adjustments(2)	(19)	15	(4)	(2)	(10)
Plus: Financial guaranty installment premium PVP	0	25	1	1	27
Plus: PVP of non-financial guaranty insurance	—	—	23	—	23
PVP	$161	$25	$27	$1	$214

	Year Ended
	December 31, 2015
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$119	$41	$23	$(2)	$181
Less: Installment GWP and other GAAP adjustments(2)	(5)	41	21	(2)	55
Plus: Financial guaranty installment premium PVP	0	27	18	1	46
Plus: PVP of non-financial guaranty insurance	—	—	2	5	7
PVP	$124	$27	$22	$6	$179
________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies, GWP adjustment on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, February 24, 2017. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available one hour after the conference call ends through May 24, 2017. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10101572.

Please refer to Assured Guaranty's December 31, 2016 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 4Q 2016,” which lists the U.S. public finance new issues insured by the Company in fourth quarter 2016, and

•	“Structured Finance Transactions at December 31, 2016,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “December 31, 2016 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of non-GAAP adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risk factors identified in AGL's filings with the U.S. Securities and Exchange Commission; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of February 23, 2017, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com